STRATESEC INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                December 23, 2002



         The 2002 Annual Meeting of the Shareholders of STRATESEC Incorporated, a Delaware corporation (the "Company"), will be held on December 23, 2002 at 2:00 p.m. local time at 2600 Virginia Avenue, N.W., Suite 500, Washington, D.C. for the following purposes:

          1.   To elect a Board of five Directors.

          2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         These items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on November 1, 2002 are entitled to notice of and to vote at the meeting.

         A majority of the Company's outstanding shares must be represented at the meeting (in person or by proxy) to transact business. To assure proper representation at the meeting, please mark, sign, and date the enclosed proxy and mail it promptly in the enclosed self-addressed envelope. Your proxy will not be used if you revoke such proxy either before or at the meeting.


                                                    Nassima Briggs
                                                    Secretary


Dated: November 5, 2002



--------------------------------------------------------------------------------
 IF YOU ARE UNABLE TO BE PERSONALLY PRESENT, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.
--------------------------------------------------------------------------------

                             STRATESEC INCORPORATED

                                 PROXY STATEMENT


                 INFORMATION CONCERNING SOLICITATION AND VOTING


         The enclosed proxy is solicited on behalf of the Board of Directors of STRATESEC Incorporated (the "Company") for use at the Annual Meeting of Shareholders to be held on December 23, 2002 at 2:00 p.m. local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at 2600 Virginia Avenue, N.W., Suite 500, Washington, D.C. The Company's principal offices are located at 14360 Sullyfield Circle, Suite B, Chantilly, Virginia 20151 and its telephone number is (703) 995-2121. These proxy solicitation materials will be mailed to shareholders on or about November 15, 2002.

         Shareholders of record at the close of business on November 1, 2002 are entitled to notice of, and to vote at, the Annual Meeting. On November 1, 2002, 8,401,472 shares of the Company's Common Stock were issued and outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote.

Votes Required for Approval

         The five nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected.

         The other matters will be approved if a majority of the votes cast at the meeting approve the action. Abstentions and broker non-votes will not be treated as votes cast and therefore will have no effect on the outcome of the matters to be voted on at the Annual Meeting.

         Any person may revoke a proxy at any time before its use by delivering to the Company a written revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

         The costs of this solicitation will be borne by the Company. These costs represent amounts normally expended for a solicitation for an election of directors. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone or otherwise.

Deadline for Receipt of Shareholder Proposals for 2002 Annual Meeting

         Proposals of shareholders intended to be included in the Company's proxy materials for its 2003 Annual Meeting must be received by the Company no later than February 25, 2003. If a shareholder intends to submit a proposal at the 2003 Annual Meeting that is not eligible for inclusion in the proxy materials relating to that meeting, the stockholder must do so no later than May 9, 2003. If the stockholder fails to comply with this notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the 2003 Annual Meeting. Such proposals should be addressed to: Secretary, STRATESEC Incorporated, 2600 Virginia Avenue, N.W., Suite 500, Washington, D.C. 20037.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth as of October 23, 2002 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all executive officers and directors of the Company as a group.

                                                         Number         Percent
                                                        of Shares       of Total
                                                        ---------       --------
NetCom Solutions International, Inc.                     700,000          8.3%
Wirt D. Walker, III (1)(2)                               650,010          7.7%
Barry W. McDaniel (2)                                    144,524          1.7%
Emmit J. McHenry (2)(3)                                  732,857          8.7%
James A. Abrahamson (2)                                   29,286            *
Charles W. Archer (2)                                     32,857            *
All Officers and Directors as a Group (5 persons) (4)  1,589,534         18.9%

-----------------------

*    Less than one percent

(1) Consists of 429,010 shares held by Mr. Walker, 45,000 shares held by Mr. Walker's son, 50,000 shares owned by a trust for Mr. Walker's son, of which Mr. Walker is the trustee, and 126,000 shares owned by a trust for Mr. Walker's mother, of which Mr. Walker is also a trustee. Does not include 204,562 shares owned by KuwAm Corporation, of which Mr. Walker is the Managing Director.

(2) Includes shares issuable upon exercise of options that are exercisable within 60 days, as follows: Mr. Walker, 61,666 shares; Mr. McDaniel, 111,667 shares; Mr. McHenry, 15,000 shares; Lt. Gen. Abrahamson, 15,000 shares; Mr. Archer, 15,000 shares.

(3) Includes shares held by NetCom Solutions International, Inc., of which Mr. McHenry is the founder, President and CEO.

(4) On October 23, 2002, executive officers and directors of the Company as a group held options to purchase an aggregate of 515,000 shares of Common Stock, representing approximately 23.8% of outstanding options at that date. The numbers set forth in this table include an aggregate of 218,333 shares underlying options that are currently exercisable within 60 days of such date.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

Nominees

         A board of five directors is to be elected at the Annual Meeting. Unless marked to the contrary, all properly signed and returned proxies will be voted for the election of management's five nominees named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

         The following sets forth certain information regarding each of the nominees for election as director:

         Wirt D. Walker, III, age 56, has served as Chief Executive Officer of the Company since January 1999; he has served as a director of the Company since 1987, and as Chairman of the Board of Directors since 1992. Since 1982, Mr. Walker has served as a director and the Managing Director of KuwAm Corporation, a private investment firm. He is the Chairman and Chief Executive Officer of Aviation General, Incorporated, a publicly traded holding company with two wholly-owned subsidiaries: Commander Aircraft Company, which manufactures, markets and provides support services for its line of single engine, high performance Commander aircraft and provides consulting, brokerage and refurbishment services for piston aircraft, and Strategic Jet Services, Inc., which provides consulting, brokerage and refurbishment services for jet aircraft.

         Barry W. McDaniel, age 53, has served as Chief Executive Officer of the Company since January 2002. He previously served as Chief Executive Officer of the Commercial Services division since December 2000, and as a director since January 1999. Prior to joining the Company in 1998 as its Chief Operating Officer, Mr. McDaniel was employed by BDM International from 1989 to 1998, most recently as Vice President of Material Distribution and Management Systems. From 1989 to 1992 he was Vice President, Business Development and Operations for the Systems and Communications Group. Mr. McDaniel was previously employed, from 1988 to 1989, by Proxim, a real-time systems integration company as Vice President, Government Systems Integration. From 1970 to 1987, he was employed by the U.S. Government with his last assignment as a member of the Senior Executive Service (SES), serving as Deputy Director of Readiness for the United States Army Materiel Command.

         Charles W. Archer, age 56, has served as a director since March 1998. Mr. Archer has been Vice President, Strategic Development for Litton/PRC since January 1999. Mr. Archer served as the Company's President and Chief Executive Officer from March 1998 to January 1999. Prior to 1998, Mr. Archer was employed for 27 years by the Federal Bureau of Investigation (F.B.I.). During his tenure with the F.B.I., Mr. Archer held a variety of management positions involving large integrated technology projects and finance. From 1996 to 1997, he was an Assistant Director of the F.B.I., in charge of its Criminal Justice Information Services Division, the F.B.I.'s largest division.

         Lt. General James A. Abrahamson, USAF (Retired), age 68, has served as a director of the Company since December 1997. General Abrahamson has been the Chairman and CEO of International Air Safety, LLC since November 1996. He served as Chairman of the Board of Directors of Oracle Corporation from 1992 to 1995 and held various executive positions and served as a member of the board of Hughes Aircraft Company from 1989 to 1992. General Abrahamson was formerly Commissioner of the White House Commission on Aviation Safety and Security (Gore Commission). Prior to 1989, General Abrahamson served in the United States Air Force. During his tenure with the Air Force he held a variety of positions, including Director of Development of the F-16 International Fighter, Director of NASA's Space Shuttle Program and Director of President Reagan's Strategic Defense Initiative ("Star Wars" Program).

         Emmit J. McHenry, age 58, has served as a director of the Company since March 2000. Mr. McHenry was the founder, and currently is the President and CEO of NetCom Solutions International, Inc., an international telecommunications, engineering, consulting, and technical services company. Prior to founding NetCom Solutions International in 1995, Mr. McHenry was a founder of Network Solutions, Inc., the internet domain services provider. In the past, Mr. McHenry has held management positions with IBM, Connecticut General, Union Mutual, and Allstate Insurance Company. He is an active member of the State Department's Advisory Committee for International Communications and Information Policy and serves as a Commissioner for the Fairfax County Economic Development Authority. He is also a director of James Martin Government Intelligence and Global Technology, L.L.C.

Director Compensation

         Directors are paid an annual fee of $10,000, payable in equal quarterly installments, for services as a director. Such fees are prorated when a director does not serve for a full year. Directors receive no additional compensation for committee participation or attendance at committee meetings, other than reimbursement of travel and lodging expenses. In 2001, Directors were issued common stock in lieu of their compensation, in the amount of 14,286 shares each. All but one director also received 3,571 shares of common stock in lieu of their prorated compensation due for the last quarter 2000, or $2,500.

         The 1997 Stock Option Plan provides for the automatic annual grant of a stock option to purchase 15,000 shares of Common Stock to each eligible non-employee and employee director of the Company; non-employee directors will automatically receive a non-statutory stock option and employee directors will automatically receive an incentive stock option.

Board Meetings and Committees

         The Board of Directors held a total of four meetings during the fiscal year ended December 31, 2001. The Board has two committees: the Audit Committee and the Compensation Committee.

         The Audit Committee, comprised of Directors Abrahamson and Archer, recommends the selection of the Company's independent accountants and approves the scope of the audit to be conducted. The Committee is primarily responsible for reviewing and evaluating the Company's accounting practices and its systems of internal accounting controls. The Audit Committee held one meeting during fiscal year 2001.

         The Compensation Committee recommends the amount and type of compensation to be paid to the Company's executive officers, reviews the performance of the Company's key employees and administers and determines distributions under the Company's Profit Sharing Plan. The Compensation Committee will also determine the number of shares, if any, to be granted each employee under such plan and the terms of such grants. The Compensation Committee held one meeting during fiscal year 2001. Mr Abrahamson constitutes the Compensation Committee.

         No director attended fewer than 75% of all meetings of the Board of Directors held during fiscal 2001 or of all meetings of any committee upon which such director served during fiscal 2001.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee is comprised of Mr. Abrahamson, who is not an employee of the Company. He is not eligible to participate in the Company's Profit Sharing Plan. He receives compensation for services as a director (see "Director Compensation").

Other Officers

         R. Michael Lagow, age 42, has served as Executive Vice President since January 2000. Mr. Lagow served in various executive positions with the company from 1993 through 1999. Prior to joining the Company, Mr. Lagow was employed as National Sales Manager of Control Systems International, a security systems company, from 1991 to 1993. Prior to 1993, Mr. Lagow served as Vice President, Network Security Corporation, developing and managing new markets for that company.

         Richard Roomberg, age 36, joined the Company in June 2002 as Executive Vice-President, Chief Operating Officer and Chief Financial Officer. Prior to joining the Company, from July 2001 to June 2002, he was providing financial consulting services to various public and private technology companies. From March 2000 to June 2001, Mr. Roomberg was Vice-President Finance and Corporate Controller for Liquidation.com, Inc., a start-up software and Internet company. Prior to that, he served as Vice President and Corporate Controller for Allstate Financial Corporation and as International Controller for Digene Corporation, a NASDAQ National Market biotechnology listed company. Mr. Roomberg is a Certified Public Accountant and Certified Management Accountant.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

         The following table shows certain information concerning the compensation of each of the Company's most highly compensated executive officers for services rendered in all capacities to the Company for the fiscal years ended 2001, 2000 and1999 (the "Named Executive Officers").

                                                       Annual Compensation                Long-Term Compensation
                                               -----------------------------------  ---------------------------------
                                                                                     Securities
                                                                                     Underlying
                                                                          Awarded      Options         Other Annual
                                               Year         Salary         Bonus     (in shares)     Compensation (1)
                                               ----------------------------------------------------------------------
Wirt D. Walker, III........................... 2001             --            --       115,000         $101,769 (2)
Chairman and Director                          2000             --            --        35,000         $133,500 (2)
                                               1999             --            --        65,000         $136,000 (2)

Barry W. McDaniel............................. 2001        $130,962           --       215,000              --
President, Chief Executive Officer             2000        $150,000           --        60,000           $7,500
and Director                                   1999        $150,000           --        90,000           $7,500

R. Michael Lagow.............................. 2001        $142,870           --           --               --
Executive Vice President                       2000        $125,000           --        40,000              --
                                               1999        $105,000       $21,000       65,000              --

----------------------

(1)  Amounts paid as director fees unless otherwise indicated.

(2) Includes consulting fees paid.

Option Grants in Last Fiscal Year

         The Committee approved the following stock option grants for the executive officers during fiscal year 2001.

                                                                                     Potential Realizable Value
                            Number        Percent of                                 at Assumed Annual Rates of
                         of Securities   Total Options                              Stock Price Appreciation for
                          Underlying      Granted to                                         Option Term
                            Options      Employees in     Exercise     Expiration   ----------------------------
                          Granted (1)     Fiscal Year      Price          Date            5%            10%
                         ---------------------------------------------------------------------------------------
Wirt D. Walker, III         115,000           11%          $0.70        9/15/04        $12,689        $26,646

Barry W. McDaniel           215,000          20.8%         $0.70        9/15/04        $23,723        $49,816

------------------

(1) Each option is non-transferable; vests as to 33% of the shares covered by such option over three years, commencing on the first anniversary of the date of issuance; is canceled prior to vesting in the event the holder either resigns from the Company or is terminated for justifiable cause; and is void after the date listed under the heading "Expiration Date." The exercise price of the stock subject to options was equal to the market value on the date of grant. The number of shares issuable upon exercise of each option is subject to adjustment subsequent to any stock dividend, split-up, re-capitalization or certain other transactions.

     During 2001, Messrs. Walker and McDaniel were each granted an option to purchase 15,000 shares of Common Stock for their services as a director, pursuant to the 1997 Stock Option Plan.

Aggregated Option Exercises in Last Fiscal Year and Option Values as of December 31, 2001.

         The following table shows the options exercised during fiscal 2001, the number of shares of Common Stock represented by outstanding stock options held by each executive officer as of December 31, 2001 and the value of such options based on the closing price of the Company's Common Stock on December 31, 2001, which was $0.58.

                                                            Number of Securities
                                                           Underlying Unexercised       Value of Unexercised In-the-
                                                          Options at FY End (#) (1)    Money Options at FY End ($)(2)
                      Number of                           ------------------------     ------------------------------
                   Shares Acquired      Value                    Exercisable/
   Name            On Exercise (#)    Realized(3)               Unexercisable            Exercisable/Unexercisable
   ----            ---------------    -----------               -------------            -------------------------
Wirt D. Walker, III      ---              ---                  55,000/160,000                      $0/0
Barry W. McDaniel        ---              ---                  80,000/285,000                      $0/0

--------------

(1) Represents the total number of shares subject to stock options held by each executive officer. These options were granted on various dates during fiscal years 1999 through 2001 and are exercisable on various dates beginning in 2000 and expiring in 2004.

(2) Represents the difference between the exercise price and $0.58, which was the closing price on December 31, 2001. Stock option exercise prices range from $0.70 to $2.75, therefore no options were in the money at December 31, 2001.

(3)  No options were exercised in 2001.

Equity Compensation Plan Information

         The following table provides certain equity plan information as of the fiscal year ended December 31, 2001.

                                             (a)                           (b)                           (c)
-------------------------------  ----------------------------  ----------------------------  ----------------------------
Plan Category                    Number of securities to be    Weighted-average exercise     Number of securities
                                 issued upon exercise of       price of outstanding          remaining available for
                                 outstanding options,          options, warrants and         future issuance under
                                 warrants and rights           rights                        equity compensation plan
                                                                                             (excluding securities
                                                                                             reflected in column (a))
-------------------------------  ----------------------------  ----------------------------  ----------------------------
Equity compensation plan
approved by security holders              2,151,000                       $1.11                        489,000
-------------------------------  ----------------------------  ----------------------------  ----------------------------
Equity compensation plan not
approved by security holders                 N/A                           N/A                           N/A
-------------------------------  ----------------------------  ----------------------------  ----------------------------

Consulting Agreement

         The Company has entered into a consulting agreement with Mr. Walker, to provide strategic and corporate development services through March 31, 2002, renewable automatically every year for a term of one year. The agreement originally provided for payment of annual consulting fees of $145,000, and was subsequently reduced by 10 percent. Fees for 2001 were $101,769, and Mr. Walker is currently being paid fees at an annual rate of $130,500.

                          BOARD AUDIT COMMITTEE REPORT

         Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. A copy of the charter is included in Appendix A to this proxy statement.

         Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent auditors have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

         In fulfilling its responsibilities, the Audit Committee recommended to the Board the selection of the Company's independent auditors, Argy, Wiltse & Robinson, LLP. That firm has discussed with the Committee and provided written disclosures on (1) that firm's independence as required by the Independence Standards Board and (2) the matters required to be communicated under generally accepted auditing standards.

         The Committee reviewed with the independent auditors, and without management present, the overall scope and specific plans for the respective audits as well as the results of their examinations, their evaluation of the Company's internal controls, and the overall quality, not just the acceptability, of STRATESEC's accounting and financial reporting.

Following these actions, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. On May 24, 2002, Argy, Wiltse & Robinson ("Argy, Wiltse") resigned as the Company's independent auditors because the firm had determined to resign from all of its engagements as auditor of public companies. The Audit Committee subsequently recommended the selection of Reznick Fedder & Silverman, LLP as the Company's independent auditors for 2002.

Auditor Fees.

         The fees billed to the Company by Argy, Wiltse & Robinson, LLP for fiscal year 2001 were as follows:

         Audit Fees. Argy, Wiltse & Robinson's fee for its audit of the Company's annual financial statements and its review of the Company's quarterly financial statements was $66,906.

         Financial Information Systems Design and Implementation Fees. Argy, Wiltse & Robinson did not provide any financial information systems design and implementation services to the Company during 2001 and thus billed no fees for such services.

         As the members of the Audit Committee, both Messrs. Abrahamson and Archer are considered "Independent" for purposes of the American Stock Exchange listing standards.

                                               THE AUDIT COMMITTEE

                                                    CHARLES W. ARCHER
                                                    LT. GEN. JAMES A. ABRAHAMSON



          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is composed of Lt. General James A. Abrahamson. He is an independent outside director. The Committee is charged with the responsibility for reviewing the performance and approving the compensation of key executives and for establishing general compensation policies and standards for reviewing management performance. The Committee also reviews both corporate and key executive performance in light of established criteria and goals and approves individual key executive compensation.

Compensation Philosophy

         The executive compensation philosophy of the Company is to provide competitive levels of compensation that advance the Company's annual and long-term performance objectives, reward corporate performance, and assist the Company in attracting, retaining and motivating highly qualified executives. The framework for the Committee's executive compensation programs is to establish base salaries which are competitive to similarly sized companies and to create incentives for excellent performance by providing executives with the opportunity to earn additional remuneration linked to the Company's profitability. The incentive plan goals are designed to improve the effectiveness and enhance the efficiency of Company operations and to create value for stockholders. It is also the Company's policy to encourage share ownership by executive officers and non-employee directors through the grant of stock options.

Components of Compensation

         The compensation package of the Company's executive officers consists of base annual salary, participation in the Company's 401(k) plan and stock option grants.

         At executive levels, base salaries are reviewed but not necessarily increased annually. Base salaries are fixed at levels slightly below competitive amounts paid to individuals with comparable qualifications, experience and responsibilities engaged in similar businesses as the Company, based on the experience of the Committee members, directors and employees of the Company within the security systems industry.

         The Company offers a 401(k) pre-tax employee savings plan to all eligible employees. Employees may contribute 1% to 15% of pre-tax earnings up to a maximum of $8,899. The Company contributes 25% of the first 5% of an employee's contributed earnings or a maximum of 1.25% of an employee's total earnings.

         The Company uses stock options both to reward past performance and to motivate future performance, especially long-term performance. The Committee believes that through the use of stock options, executive interests are directly tied to enhancing shareholder value. Stock options are granted at fair market value as of the date of grant and generally have a term of three years. The options vest 33% per year, beginning on the first anniversary date of the grant. The stock options provide value to the recipients only when the market price of the Company's Common Stock increases above the option grant price and only as the shares vest and become exercisable.

         Section 162(m) of the Internal Revenue Code, which provides for a $1,000,000 limit on the deductibility of compensation, presently is not applicable to the Company. The Committee will review its policy with respect to
Section 162(m) when and if the section is applicable in the future.

Compensation of Chief Executive Officer

         The Committee makes decisions regarding the compensation of the Chief Executive Officer using the same philosophy set forth above. The Committee's approach in setting the Chief Executive Officer's compensation, as with that of the Company's other executives, is to be competitive with other companies within the industry, taking into consideration company size, operating conditions and compensation philosophy and performance. Wirt D. Walker, III served as the Chief Executive Officer from January 1999 until January 2002, when Barry McDaniel was appointed to the position.

                                               COMPENSATION COMMITTEE

                                                  LT. GEN. JAMES A. ABRAHAMSON

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and holders of more than ten percent of the Company's Common Stock to file reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 2001, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.


                                      -13

                                PERFORMANCE GRAPH

         The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with (i) a broad equity market index and (ii) either an industry index or peer group. An initial public offering of the Company's stock occurred on October 2, 1997. The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the AMEX Market Value Index and the Russell 2000 from October 2, 1997 through December 31, 2001. Total return for the purpose of this graph assumes reinvestment of all dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.


                               [GRAPHIC OMITTED]


                                      -14

                              CERTAIN TRANSACTIONS

            On November 30, 2000, the Company acquired Security Systems Integration, Inc. (SSI) in a business combination accounted for as a pooling of interests. In the transaction, SSI merged with a wholly owned subsidiary of the Company, which then merged into the Company. The Company exchanged 1,650,000 in newly issued shares and 350,000 in treasury shares of its common stock to Kamran Hashemi, the sole stockholder of SSI, for all of the outstanding stock of SSI. On May 29, 2002, the Company exchanged certain assets and liabilities with a fair value of $193,555 to acquire 2 million shares of Stratesec Incorporated from Mr. Hashemi.

            During 2000, the Company entered into a lease agreement with Mr. Hashemi for office space in Springfield, Virginia. The lease agreement provided for payments of $10,000 per month through December 31, 2005. The Company relocated to Chantilly, Virginia in March 2002 and the lease was terminated on May 29, 2002 as part of the exchange of treasury stock.

            The Company entered into a one-year lease, beginning March 24, 2002, with NetCom Solutions International, Inc., a company that is a stockholder of the Company and is controlled by Emmit McHenry, who is a director of the Company. The lease calls for monthly payments of approximately $10,000 for rent and expenses for phone, Internet, and other typical office services.

            The Company entered into a consulting agreement with Wirt D. Walker III, its chairman (who is also managing partner of KuwAm Corporation), which provides for an annual consulting fee of $145,000 through March 31, 2003. As of February 1998, the annual consulting fee under this agreement was reduced by 10 percent.

            During 2002, the Company engaged KuwAm Corporation for corporate secretarial services at the rate of $2,500 per month.


INDEPENDENT AUDITORS

         The Board of Directors has approved a resolution retaining Reznick Fedder & Silverman, LLP as its independent auditors for fiscal 2002.


                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                                            Nassima Briggs
                                                            Secretary

Dated:  November 5, 2002

                             STRATESEC INCORPORATED
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 23, 2002

         The undersigned, having received the Annual Report to the Stockholders and the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement dated November 5, 2002 hereby appoints Wirt D. Walker, III, Nassima Briggs and each of them, proxies with full power of authorization, and hereby authorizes them to represent and vote the shares of Common Stock of STRATESEC INCORPORATED (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on December 23, 2002 at 2:00 p.m. local time, and any adjournment thereof, and especially to vote

1. PROPOSAL ONE--ELECTION OF DIRECTORS   WITHHOLD AUTHORITY
   FOR all nominees listed below__       to vote for all nominees listed below__

                     Wirt D. Walker, III, Barry W. McDaniel,
      Emmit J. McHenry, Charles W. Archer, Lt. General James A. Abrahamson,
                                 USAF (Retired)

      To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

    ------------------------------------------------------------------------

4. IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the meeting.

         In the ballot provided for that purpose, if you specify a choice as the action to be taken this proxy will be voted in accordance with such choice. If you do not specify a choice, it will be voted FOR Proposal One as described in the Proxy Statement.

         Any proxy or proxies previously given for the meeting are revoked.

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                    Dated:________________________________,2002


                                    ___________________________________________
                                                   (Signature)

                                    ___________________________________________
                                           (Signature if held jointly)

                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title of each. If a corporation, please sign in full corporate name by president or other authorized office. If a partnership, please sign in partnership name by authorized person.